Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form SB-2 of our reports, dated February 23, 2001 and August 15, 2001, relating to the financial statements of Advanced Optics Electronics Inc. We also consent to the reference to our Firm under the caption "Experts".




/s/  Atkinson & Co., Ltd.
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Atkinson & Co., Ltd.
Albuquerque, New Mexico
December 7, 2001